                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                MBF USA, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 MBF USA, INC.

                               500 PARK BOULEVARD
                             ITASCA, ILLINOIS 60143


===============================================================================

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

===============================================================================


To the Shareholders of MBf USA, INC.:

         Notice is hereby given that the annual meeting of shareholders (the "Meeting" or the "Annual Meeting") of MBf USA, INC., a Maryland corporation (the "Company"), will be convened at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois 60143, on December 5, 1996, at 10:00 a.m. Central Standard Time (the "Meeting Date"). All holders of Common Stock, par value $.01 per share, and Series A Convertible Common Stock, par value $.01 per share of the Company (the "Shareholders") are entitled to attend the Meeting. The Company is soliciting proxies, pursuant to the attached Proxy Statement, for use at the Annual Meeting on the Meeting Date. The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

         (1) To elect seven (7) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

         (2) To increase the number of authorized Common Stock shares from 4 million to 10 million shares;

         (3) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1996; and

         (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

         Only Shareholders of record at the close of business on October 1, 1996, are entitled to receive notice of the Meeting and to vote at the Meeting or any adjournment or postponement thereof (the "Eligible Holders"). A list of Eligible Holders will be available for inspection at the Company's office for at least 10 days prior to the Meeting.

         The Company's Annual Report on Form 10-K is being mailed concurrently with this Notice and Proxy Statement to all Shareholders of record.

         All Shareholders are cordially invited to attend the Annual Meeting. Those who cannot attend are urged to sign, date and otherwise complete the enclosed proxy and return it promptly in the envelope provided. Any Shareholder giving a proxy has the right to revoke it at any time before it is voted.

                                     By order of the Board of Directors:


                                     Loi Heng Sewn
                                     Chairman
Itasca, Illinois
October 23, 1996

===============================================================================
                                PROXY STATEMENT

                                      FOR

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                 MBF USA, INC.

                                DECEMBER 5, 1996

===============================================================================

         This proxy statement (the "Proxy Statement") is furnished to all holders of record as of the close of business on October 1, 1996 of Common Stock, par value $.01 per share (the "Common Stock"), and Series A Convertible Common Stock, par value $.01 per share (the "Series A Common Stock") (the "Shareholders") of MBf USA, INC., a Maryland corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Directors" or the "Board") to be voted at the annual meeting of Shareholders (the "Meeting" or the "Annual Meeting"). The Annual Meeting will be convened on December 5, 1996, at 10:00 a.m. Central Standard Time (the "Meeting Date"), or any adjournment or postponement thereof. This Proxy Statement, and the enclosed form of proxy are first being mailed or otherwise delivered to Shareholders on or about November 15, 1996. Shareholders who wish to attend the Meeting should contact the Company at (630) 285-9191 so that arrangements can be made.

         The Company expects that a quorum will be present on the Meeting Date and that the proposals to be considered by the Shareholders will be:

         (1) To elect seven (7) Class A Directors and two (2) Class B Directors to hold office until the next annual meeting of Shareholders or until their respective successors are elected and qualified;

         (2) To increase the number of authorized Common Stock shares from 4 million to 10 million shares;

         (3) To concur in the selection of Arthur Andersen LLP as the Company's independent public accountants for the year 1996; and

         (4) To transact any other business as may properly come before the Meeting, or any adjournment or postponement thereof.

         THE PROXIES SOLICITED BY THE COMPANY PURSUANT TO THIS PROXY STATEMENT ARE SOLICITED FOR USE AT THE MEETING WHEN CONVENED ON THE MEETING DATE AND ANY SUBSEQUENT ADJOURNMENTS AND MAY NOT BE USED FOR ANY OTHER PURPOSE, INCLUDING THE DETERMINATION OF WHETHER A QUORUM IS PRESENT, PRIOR TO THE MEETING DATE. THEREFORE, IT IS ANTICIPATED THAT THE BUSINESS OF THE COMPANY TO BE CONSIDERED AT THE MEETING, WITH RESPECT TO WHICH PROXIES ARE SOLICITED PURSUANT TO THIS PROXY STATEMENT, WILL BE ADDRESSED ON THE MEETING DATE.

         The shares of Common Stock and/or the Series A Common Stock (the "Shares") represented by properly executed proxies in the accompanying form received by the Board of Directors prior to the meeting Date will be voted at the Meeting. The Shares not represented by properly executed proxies or held by Shareholders who attend the Meeting will not be voted. Where a Shareholder specifies a choice in a proxy with respect to any matter to be acted upon, the Shares represented by such proxy will be voted as specified. When a Shareholder does not specify a choice, in any otherwise properly executed proxy, with respect to any proposal referred to therein, the Shares represented by such proxy will be voted with respect to such proposal in accordance with the recommendations of the Board of Directors described herein. A Shareholder who signs and returns a proxy in the accompanying form may revoke it by: (i) giving written notice of revocation to the Assistant Secretary of the Company before the proxy is voted at the Meeting on the Meeting Date; (ii) executing and delivering a later-dated proxy; or (iii) attending the Meeting on the Meeting Date and voting his or her Shares in person.

         In electing directors only, the Common Stock and the Series A Common Stock each vote as a separate class. Seven (7) Class A Directors will be elected by the holders of the Series A Common Stock and two (2) Class B Directors will be elected by the holders of the Common Stock. The Class A Directors and the Class B Directors will be elected by a plurality of the votes cast by the respective class. Concurrence in the selection of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 1996 and the proposed increase in the number of shares of the Company's authorized Common Stock from 4 million to 10 million shares require the affirmative vote of a majority of the votes cast, with the holders of Common Stock and Series A Common Stock voting together as a single class. MBf International Ltd., a Hong Kong corporation ("MBf International"), owns 100% of the Series A Common Stock and 55% of the Common Stock, or 68% of the Shares. See below regarding the intention of MBf International to vote in favor of the proposals described herein. Shares represented at the Meeting as the result of proxies marked "abstain" will be counted for purposes of determining the existence of a quorum at the Meeting, but will not be voted. Shareholders have no cumulative voting rights. Shares held by brokers will not be considered entitled to vote on matters as to which the brokers have not received authority to vote from beneficial owners.

         It is not anticipated that matters other than those set forth in the Notice of Annual Meeting, as described herein, will be brought before the Meeting for action. If any other matters properly come before the Meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.

RECORD DATE

         The close of business on October 1, 1996, has been fixed by the Board of Directors of the Company as the record date (the "Record Date") for the determination of Shareholders entitled to receive notice of, and to vote at, the Meeting. Each outstanding share of Common Stock is entitled to one (1) vote on all matters herein, except for the election of the Class A Directors; Common Stock Shareholders are entitled to vote only for the election of Class B Directors. Each outstanding share of Series A Common Stock is entitled to one
(1) vote on all matters herein, except for the election of Class B Directors; Series A Common Stock Shareholders are entitled to vote only for the election of Class A Directors. On the Record Date, the Company had outstanding 3,058,313 shares of Common Stock and 1,252,537 shares of Series A Common Stock. Only Shareholders of record as of the Record Date will be entitled to vote at the Meeting or any adjournment thereof. A quorum, consisting of the holders of at least a majority of the issued and outstanding Shares eligible to vote, must be present, in person or by proxy, at the Meeting for valid Shareholder action to be taken at the Meeting or any adjournment thereof. Shareholders do not have any appraisal or similar rights of dissent with respect to the matters to be considered at the Meeting.

EXPENSES OF SOLICITATION

         The expenses of this solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. The Company anticipates the total cost of the proxy solicitation to be $10,000. Solicitations will be made only by the use of the mails, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegram, facsimile, or personal calls. Officers and regular employees of the Company will not be paid additional compensation for soliciting proxies. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock and Series A Common Stock as of October 1, 1996 by: (i) each Director of the Company who beneficially owns Common Stock or Series A Common Stock; (ii) each Executive Officer of the Company; (iii) each person that is known by the Company to beneficially own in excess of five percent of the outstanding shares of its Common Stock and Series A Common Stock; and (iv) all Directors and Executive Officers, as a group. Except as otherwise indicated in the footnotes to the table, the Shareholders named below have sole voting and investment power with respect to the shares of Common Stock and Series A Common Stock beneficially owned by them.


                                                                                                 PERCENT OF
                                                                      AMOUNT AND NATURE OF      TOTAL VOTING
TITLE OF CLASS                  NAME OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP         STOCK
--------------                  ------------------------              --------------------      ------------
Series A Common Stock     MBf International Ltd.(1)                               1,252,538       29.06%(4)
Common Stock              MBf International Ltd.(1)                               1,682,275       39.02%(4)
Common Stock              P.I.E. Healthcare Sdn. Bhd.(2)                            296,296        6.87%(4)
Common Stock              Tan Sri Dato (Dr.) Hean Heong Loy                           6,824(3)       *
Common Stock              Teik Hok Loy                                               10,000          *
Common Stock              Heng Sewn Loi                            50,000(3)                         *
Common Stock              Heng Sewn Loi                             5,000            55,000        1.27%(4)
Common Stock              Teoh Cheng Soon                                             1,000(3)       *
Common Stock              Edward J. Marteka                        50,000(3)
Common Stock              Edward J. Marteka                         5,000            55,000        1.27%(4)
Common Stock              George Jeff Mennen                                          1,000(3)       *
Common Stock              Dr. Sen Chong Teo                                           1,000(3)       *
Common Stock              Robert J. Simmons                                           1,000(3)       *
Common Stock              Don L. Arnwine                                              1,000(3)       *
Common Stock              Stephen K.H. Tan                                            5,000          *
Common Stock              Robert C. Carter                                            3,000(3)       *
Common Stock              Total Executive Officers & Directors    124,824(3)
                          as a group (11 persons)                  15,000           139,824        3.24%(4)


         The Company is not aware of any arrangements, the operation of which may at a subsequent date, result in a change of control of the Company.

                    MATTERS TO BE CONSIDERED BY SHAREHOLDERS

1.       ELECTION OF DIRECTORS

         Nine (9) individuals will be elected at the Annual Meeting to serve as Directors of the Company, until the next annual meeting of Shareholders or until their successors have been elected and qualified. The biographies of the nominees designated by the Board of Directors, all of whom are presently Directors of the Company, are set forth below. Seven (7) of the nominees have been nominated as Class A Directors and two (2) have been nominated as Class B Directors. Holders of Common Stock and Series A Common Stock each vote as a separate class only with respect to the election of Directors.

--------------
 *  Represents less than 1%.

(1) MBf International Limited is located at 17th Floor, One Pacific Place, 88 Queensway, Hong Kong.

(2) P.I.E. Healthcare Sdn. Bhd. is located at Lot 60-61, Senawang Industrial Estate, 70450 Seremban, Negeri Sembilan Darul Khusus, Malaysia.

(3) Represents shares to be issued upon exercisable options granted under the Company's Omnibus Equity Compensation Plan within sixty (60) days of the date of this Proxy Statement.

(4) Percent of class is based upon the combined number of shares of Series A Common Stock and Common Stock outstanding on Ocotber 1, 1996.

The Company has been advised by the holder of the Series A Common Stock that its proxy is to be voted FOR the seven (7) Class A nominees for Directors listed below. In the event any nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Company is not aware of any nominee who is unable or will decline to serve as a Director. The nominees receiving more than the minimum number of votes of shares of Common Stock or Series A Common Stock required for election, as the case may be, shall be elected. See "Compensation of Directors and Executive Officers " regarding compensation of Directors.

                               CLASS A DIRECTORS


                                                                                                            Year Became a
Name                               Age    Principal Occupation(s) During Past 5 Years                          Director
----                               ---    -------------------------------------------                          --------
Tan Sri Dato (Dr.) Hean Heong      60     Class A Director of the Company. Former Chairman of the Board           1992
                                          of Directors,  elected to the Board of Directors on February 27,
                                          1992. On December 17, 1993, he resigned as
                                          Chairman  of the Board but  continues  to serve as a Director of the  Company.  He has  served  in  various  capacities  with MBf
                                          Holdings  Berhad ("MBf  Holdings")  since 1963 and  currently is the President and Chief  Executive  Officer of MBf Holdings.  He
                                          has  served  as  Chairman  of  the  Board  of  Directors  of MBf
                                          International  Ltd. since May 1991. Tan Sri Dato Loy also serves on the Board of Directors of MasterCard  International.  Tan Sri
                                          Dato Loy was made a Justice of the Peace,  an honorary title, by the late Sultan of Perak for his  contributions to the nation of
                                          Malaysia,  and in the same year was  conferred  the award of the honorary  title "Dato Paduka  Mahkota  Johor" by the late Sultan of Johor.  On June 6, 1992, the  additional  title "Tan Sri" was conferred upon him

Teik Hok Loy                         32   Class A Director of the Company. He has served in various               1993
                                          capacities with MBf Holdings since 1988 and currently serves in  the  position  of  Alternate  to  the  President  and  Chief
                                          Executive Officer of MBf Holdings.  He also serves as a Director of MBf Holdings. Teik Hok Loy is the son of Tan Sri Dato Loy

Heng Sewn Loi                        36   Class A Director of the Company and Chairman of the Board.              1993
                                          He has  served in various  capacities  with MBf Holdings since
                                          1983 and previously served as President of its manufacturing division.  Heng Sewn Loi is the nephew of Tan Sri Dato Loy

Edward J. Marteka                    58   Class A Director and President of the Company. He has served as         1995
                                          President and a Director of the Company's subsidiary,
                                          American Health Products Corporation ("AHPC") since its
                                          incorporation  in 1988.  As  President  of the Company and AHPC,
                                          Mr. Marteka is responsible  for their overall  operations.  From
                                          1968 to 1988,  Mr.  Marteka held various  positions  with Baxter
                                          Healthcare Corporation,  most recently serving as Vice President of its International Division


                                                                                                            Year Became a
Name                               Age    Principal Occupation(s) During Past 5 Years                          Director
----                               ---    -------------------------------------------                          --------

George Jeff Mennen                 54     Class A  Director  of the  Company.  For over  five  years,  Mr.        1994
                                          Mennen has headed  the G.J.  Mennen  Group,  a  consulting  firm specializing  in  family-owned  businesses.  Mr.  Mennen  had  a distinguished  career at The Mennen Company  including being the
                                          Vice Chairman of the company.  The Mennen Company was founded by
                                          Mr.  Mennen's great  grandfather in 1878 and remained  privately owned until it was sold in 1992 to Colgate-Palmolive.

Cheng Soon Teoh                    52     Class A Director  of the  Company.  He  currently  serves as the        1995
                                          Senior Vice President, Mergers and Acquisitions of MBf Holdings
                                          and has held this position for over the last five years. Prior to this, Mr. Teoh was with the Central Bank of Malaysia for
                                          17 years and has held directorships in several companies.

Dr. Sen Chong Teo                  51     Elected  Class A Director of the Company on March 20, 1996.  Dr.        1996
                                          Teo was  employed  by MBf  Holdings  on  December 1, 1995 and is
                                          currently  President  of  the  manufacturing   division  of  MBf
                                          Holdings  in  Malaysia.  Prior to this,  Dr.  Teo  worked as the
                                          Deputy  Managing  Director  for Thai  Rubber  Latex  Public Co.,
                                          Ltd.  During 1991 through 1993, Dr. Teo was the Factory  Manager for  London  Royal  (Thailand)  Co.  Dr.  Teo has had a long and
                                          distinguished    career   in   rubber   and   latex   industrial
                                          technology.  In his 25 years  in the  industry,  he has  managed several of the world's largest latex glove and condom plants.


                                                     CLASS B DIRECTORS

Robert J. Simmons                  53     Mr. Simmons is currently  President of RJS  HealthCare,  Inc., a       1995
                                          healthcare  consulting  company,  founded in 1990.  He served as executive  vice  president at Baxter  International,  Inc.  from
                                          1987 until  founding  RJS in 1990.  Mr.  Simmons  joined  Baxter
                                          after  serving  over  20  years  at  American   Hospital  Supply
                                          Corporation.  His last  position  at  American  Hospital  Supply
                                          Corporation was vice president of corporate marketing.

Don L. Arnwine                     64     Mr.  Arnwine is  President of Arnwine  Associates,  a company he       1995
                                          formed in 1989 to provide  specialized  advisory services to the health care  industry.  From 1961 to 1972, Mr. Arnwine served as
                                          Director of the Hospital at the  University of Colorado  Medical
                                          Center.  From 1972 to 1982,  he served as  President  and CEO of
                                          the  Charleston   Area  Medical   Center.   Mr.  Arnwine  became
                                          President  and CEO of Voluntary  Hospitals  of America  (VHA) in
                                          1982,  and  was  named  Chairman  and  CEO  in  1985,  in  which capacity he served until founding Arnwine Associates.


BOARD MEETINGS AND COMMITTEES

         During 1995, the Company's Board of Directors held two meetings. All other actions by the Board of Directors were taken by unanimous written consent without a meeting. The Board of Directors has a Compensation Committee which administers the Company's Omnibus Equity Compensation Plan (the "Plan"). The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the Company's executive officers. The Board has not delegated its functions to any other standing committees, and thus has not created audit, executive, nominating or other similar committees. During 1995, all action of the Compensation Committee was taken by unanimous written consent without a meeting. At the end of 1995, the Compensation Committee consisted of George Jeff Mennen, Teik Hok Loy and Cheng Soon Teoh. See also "Compensation of Directors and Executive Officers Report of the Compensation Committee of the Board of Directors on Executive Compensation."

     RECOMMENDATION OF THE BOARD: The Board hereby recommends and nominates each of Messrs. Tan Sri Dato (Dr.) Hean Heong Loy, Teik Hok Loy, Heng Sewn Loi, Edward J. Marteka, George Jeff Mennen, Cheng Soon Teoh and Dr. Sen Chong Teo for election as Class A Directors, and each of Messrs. Robert J. Simmons and Don L. Arnwine for election as Class B Directors of the Company to serve until the next annual meeting for Shareholders or until their respective successors are elected and qualified.

2.       INCREASE IN AUTHORIZED COMMON STOCK SHARES

         The following Resolution will be presented to the holders of Common Stock and Series A Common Stock at the Meeting:

         RESOLVED, that the Company's Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock from 4 million to 10 million shares.

         The Company is proposing this amendment to its Certificate of Incorporation to allow the Company to have sufficient Shares for issuance in connection with employee stock options, business acquisitions, the conversion of Series A Common Stock for Common Stock, public offerings, as well as for other purposes. The Certificate of Incorporation presently authorizes the Company to issue up to 4 million shares of Common Stock and there are currently issued and outstanding Common Shares of 3,058,313 at October 1, 1996. Currently, there is insufficient Common Stock authorized to convert the Series A Common Stock to Common Stock, if the holder thereof should decide to make such conversion.

         If the Resolution is adopted, the additional 6 million Common Stock shares will be available for issuance by the Board of Directors without any requirement of further Shareholder approval. The Company may issue shares to provide additional funds for working capital and acquisition of other business. The Board of Directors believes it desirable that the Company have the flexibility to be able to issue additional shares without Shareholder approval. Shareholders have no preemptive right to purchase any shares. The Company may issue additional shares at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of present Shareholders. Currently, the Company has no intention of issuing any shares other than in connection with the exercise of employee stock options.

         RECOMMENDATION OF THE BOARD: The Board recommends that the number of authorized Common Stock shares be increased from 4 million to 10 million by amending the Company's Certificate of Incorporation.

         The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution. For purposes hereof, the holders of Series A Common Stock and Common Stock vote as a single class.

3.        CONCURRENCE IN SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP as independent public accountants for the Company to audit its financial statements for the year 1996 and has determined that it would be desirable to request that the

Shareholders approve such appointment. Arthur Andersen LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent public accountants to the Company. A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she so desires. The representative also is expected to be available to respond to appropriate questions from Shareholders.

         RECOMMENDATION OF THE BOARD: The Board considers Arthur Andersen LLP to be well-qualified and recommends that the Shareholders concur in the following resolution which will be presented for a vote of the Shareholders at the Annual Meeting:

         RESOLVED, that the Shareholders concur in the appointment, by the Board, of Arthur Andersen LLP to serve as the independent public accountants for the Company for 1996.

         The affirmative vote of a majority of the votes cast by Shareholders present in person or by proxy and eligible to vote at the Meeting, a quorum being present, is required for the adoption of the foregoing resolution. For purposes hereof, the holders of Series A Common Stock and Common Stock vote as a single class.

                               EXECUTIVE OFFICERS

     The following table sets forth information with respect to the executive officers of the Company. Each officer is appointed by the Board of Directors and serves until his successor is elected and qualified or until his death, resignation or removal by the Board of Directors. The executive officers of the Company are Heng Sewn Loi, Chairman, Edward J. Marteka, President, Stephen K.H. Tan, Chief Financial Officer and Secretary, and Robert C. Carter, Controller and Assistant Secretary. The biographies of Heng Sewn Loi and Edward J. Marteka are set forth above.

                                                                                                             Year Became
Name                               Age    Principal Occupation(s) During Past 5 Years                         an Officer
----                               ---    -------------------------------------------                         ----------
Stephen K.H. Tan                   41     Chief  Financial  Officer and  Secretary of the Company.  He was       1995
                                          engaged by MBf  Holdings  Bhd as CFO of the Trading  Division in
                                          December  1994,  and was  transferred  to the  United  States in
                                          September  1995.  In 1981,  Mr.  Tan  graduated  in  London as a
                                          Certified  Accountant,  and had worked in England,  New Zealand, and Malaysia as financial  accountant,  business  consultant and auditor with various  organizations  and  government  bodies for the past 16 years.

Robert C. Carter                   35     Controller  and Assistant  Secretary of the Company.  Mr. Carter       1995
                                          joined the  Company in March 1992 as the  Controller  and became the  Assistant  Secretary  in May 1995.  From  February  1987 to
                                          March 1992, Mr. Carter was a CPA with Clifton,  Gurderson & Co.,
                                          CPA's.


               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.       DIRECTOR COMPENSATION

         Mr. George Jeff Mennen and the Class B Directors will receive $1,000 for each meeting of the Board attended as well as $500 for each committee meeting attended. All Directors will be reimbursed for expenses incurred in attending meetings of the Board and meetings of committees. Each Director is presently entitled to receive stock options under the Plan to purchase 1,000 shares of the Company's Common Stock in connection with his election. Robert Simmons and

Don L. Arnwine both received options to purchase 1,000 shares of Common Stock at an exercise price of $2.63 under the Plan in connection with their election as Class B Director in December 1995. Mr. Marteka received options to purchase 1,000 shares of Common Stock at an exercise price of $16.80 under the Plan in connection with his election as a Class A Director in May 1995. Under the terms of the Plan, the Compensation Committee may determine the exercise price for options granted to Directors for a period of up to six months from the date of the grant. All Director options are immediately exercisable for a period of ten years from the date of grant.

B.       EXECUTIVE COMPENSATION

         The following table discloses the compensation awarded to or earned by, during the Company's last three fiscal years, the Chairman and the President as of the end of fiscal year 1995. No other executive officer had aggregate annual salary and bonus which exceeded $100,000.


--------------------------- --------------- ----------------------------------------------- ----------------------------------
                                                         Annual Compensation                     Long-Term Compensation

         Name and                                                           Other Annual     Restricted Stock       Stock
    Principal Position       Fiscal Year       Salary           Bonus       Compensation        Awards ($)         Options
=========================== ============== ================ ============== ================ ==================== =============
Heng Sewn Loi(5)                1995                   ---            ---              ---             $312,000        40,000
Chairman                        1994                   ---            ---              ---             $118,125         9,000
                                1993                   ---            ---              ---             $ 13,700         1,000
--------------------------- -------------- ---------------- -------------- ---------------- -------------------- -------------
Edward J. Marteka(6)            1995              $144,792        $34,375           $7,200             $126,000        15,000
President                       1994              $137,500        $75,000           $7,200             $415,625        35,000
                                1993              $125,000        $40,577           $7,200             $      0           ---
--------------------------- -------------- ---------------- -------------- ---------------- -------------------- -------------

There is no other long term compensation for the executives listed above in 1993 through 1995.

EMPLOYMENT AGREEMENTS

         On April 1, 1994, the Company entered into an Employment Agreement with Edward J. Marteka (the "Marteka Agreement"). The Marteka Agreement, as amended on June 1, 1995, provides for: (i) Mr. Marteka to serve as President of the Company (since May 31, 1995) and American Health Products Corporation; (ii) a base salary of $150,000 per year ($137,500 prior to June 1, 1995) paid by the Company; (iii) non-qualified stock options to purchase 35,000 shares of Common Stock under the Plan, with 5,000 shares exercisable commencing April 1, 1994, with 20,000 shares exercisable on April 1, 1995, and with 10,000 shares exercisable on April 1, 1996 at an exercise price of $11.875, the closing price of the Common Stock as reported on the Nasdaq Stock Market on the day the options were granted by the Compensation Committee; and (iv) life and medical insurance, and an automobile allowance.

         Mr. Marteka has also been granted additional non-qualified stock options as follows: (i) 1,000 shares of Common Stock upon his appointment as Class A Director on May 31, 1995, at an exercise price of $16.80, the closing price on the day the options were granted; and (ii) 14,000 shares of Common Stock granted on July 21, 1995, with 7,000 shares exercisable commencing July 21, 1995, and with 7,000 shares exercisable on July 21, 1996 at an exercise price of $7.80, the closing price of the Common Stock as reported on the Nasdaq Stock Market on the day the options were granted by the Compensation Committee.

         On September 1, 1995, the Company entered into an Employment Agreement with Mr. Heng Sewn Loi (the "Loi Agreement"). The Loi Agreement provides for:
(i) Mr. Loi to serve as Chairman of the Company; (ii) a base salary of $66,000 per year, (iii) a second allowance of $74,000 per year, and (iv) automobile allowance, accommodation expenses,

--------------------
(5)  Heng Sewn Loi became Chairman of the Company on September 1, 1995.

(6) Edward J. Marteka become President and a Class A Director of the Company on May 31, 1995.

children tuition allowance, family home leave, relocation expenses, tax equalization settlement, and other additional customary benefits. Mr. Loi was not paid by the Company in 1995 during which time his application to work in the U.S. was being processed. His application was approved toward the end of 1995 and the Company began his salary payments effective January 1, 1996. The total value of Mr. Loi's salary and benefits is expected to be approximately $260,000 per year.

         On July 21, 1995, Mr. Loi was granted non-qualified stock options as follows: 40,000 shares of Common Stock under the Plan, with 20,000 shares exercisable on July 21, 1995, and with 20,000 shares exercisable on July 21, 1996 at an exercise price of $7.80, the closing price of the Common Stock as reported on the Nasdaq Stock Market on the day the options were granted by the Compensation Committee. In 1993, Mr. Loi received an option to purchase 1,000 shares of the Company's Common Stock at an exercise price of $13.70 in connection with his appointment to the Board of Directors. In 1994, Mr. Loi received an option to purchase 9,000 shares of the Company's Common Stock at an exercise price of $13.125, the closing price on the day the options were granted.

OPTION GRANTS IN FISCAL 1995

------------------------------------------------------------------------------------------------------------------------------
                                                  OPTION/SAR GRANTS IN 1995

                                                                                  Potential Realized Value at Assumed Annual
                                    Individual Grants                              Rates of Stock Price Appreciation for
                                                                                                 Option Term
=========================== ================= ================== =============== ================= ============= =============
           (a)                    (b)                (c)              (d)              (e)             (f)           (g)
=========================== ================= ================== =============== ================= ============= =============

                            Number of         % of Total
                            Securities        Options/ SARs
                            Underlying        Granted to
                            Options/          Employees in       Exercise or
Name                        SARs Granted      Fiscal Year        Base Price      Expiration Date         5% ($)       10% ($)
=========================== ================= ================== =============== ================= ============= -------------

Heng Sewn Loi                         40,000              36.0%         $  7.80          07/21/05      $508,000      $809,200

Edward J. Marteka                     14,000              12.6%         $  7.80          07/21/05      $177,800      $283,220

Edward J. Marteka                      1,000                .9%          $16.80          06/30/05      $ 27,360      $ 43,575
--------------------------- ----------------- ------------------ --------------- ----------------- ------------- -------------

AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information on option exercises in fiscal 1995 by the executive officers named in the summary compensation table and the value of such officers' unexercised stock options as of December 31, 1995.

========================= =============== =============== ================================ =================================
                                                                                                 Value of Unexercised
                                                               Number of Unexercised       In-the-Money Options at 12/31/95
                                                                Options at 12/31/95
========================= =============== =============== ================================ =================================
                              Shares
                            Acquired on       Value
Name                       Exercise (#)    Realized ($)     Exercisable     Unexercisable    Exercisable     Unexercisable
========================== ============== =============== ================ ================ =============== ================
Heng Sewn Loi                   -0-                   $0           30,000           20,000              $0               $0
========================== ============== =============== ================ ================ =============== ================
=
Edward J. Marteka               -0-                   $0           33,000           17,000              $0               $0
========================== ============== =============== ================ ================ =============== ================

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         At the end of 1995, the Compensation Committee of the Board of Directors was comprised of the following Class A Directors: George Jeff Mennen, Teik Hok Loy and Cheng Soon Teoh. The Compensation Committee oversees administration of the Plan. The purpose of the Plan is to attract and retain capable and experienced officers and employees by compensating them with equity-based awards whose value is connected to the continued growth and profitability of the Company. Under the Plan, awards may be made in the form of stock options or restricted stock. Apart from the Plan, the Company has not developed any formalized compensation policy or program. In general, the Company compensates executive officers and senior management through salary, bonus (where appropriate) and the grant of stock options.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Teik Hok Loy is the son of Tan Sri Dato Loy and alternate CEO and Director of MBf Holdings Berhad. Cheng Soon Teoh currently serves as the Vice President of Mergers and Acquisitions for MBf Holdings Berhad. Accordingly, these members should not be considered as independent Directors when serving on the Compensation Committee.

STOCK PERFORMANCE CHART

         The following graph compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock for each of the Company's last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of (i) the NASDAQ Stock Market-US Index and (ii) a peer group selected by the Company in good faith. The peer group consists of American Shared Hospital Services, Daxor Corp., DVI Inc., Hemacare Corp., Medical Sterilization Inc., National Home Health Care Inc., Prime Medical Services Inc. and Psicor Inc.



                                                              CUMULATIVE TOTAL RETURN

                                     ============== ============= ============== ============== ============== =============
                                             12/90         12/91          12/92          12/93          12/94         12/95
                                     ============== ============= ============== ============== ============== =============
MBf USA, INC.                                100.0         445.0          250.0          175.0          260.0          60.0
Nasdaq Stock Market-US Index                 100.0         134.6          147.6          164.2          163.4         222.8
Peer Group                                   100.0         155.2          162.9          149.4          142.3         237.2

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On September 29, 1995, MBf International, the majority Shareholder of the Company, loaned $1,200,000 to the Company, which the Company then contributed to AHPC in exchange for 7% Preferred Stock. MBf International agreed to accept 250,980 shares of the Company's Common Stock having a value of $1,200,000 in satisfaction of the Company's indebtedness to MBf International, which transaction was effective as of October 30, 1995.

         The Company entered into a Stock Acquisition Agreement with MBf International dated as of October 31, 1995 whereby MBf International exchanged its 70% majority interest in 1,365 shares of common stock (par value Indonesian Rupiah 2,167,000, with each share equivalent to $1,000 US Dollars) of P.T. MBf Buana Multicorpora ("PT Buana"), and a non-interest bearing demand note with a face value of $737,769 (the "Note") for 255,072 shares of the Company's Common Stock, having an aggregate value of $1,219,563. The shares were held in trust by MBf Holdings Berhad for the benefit of MBf International and represent seventy percent (70%) of the outstanding common stock of PT Buana. PT Buana is a new Indonesia manufacturing plant which produces latex examination gloves and became operational in May 1996. The Note received in the transaction is expected to be outstanding for three years and will be guaranteed by MBf Holdings Berhad, the parent company of MBf International.

         In 1995, AHPC purchased the majority of its powdered latex glove inventories from MBf Health Sdn. Bhd. ("MBf Health"), a Malaysian glove manufacturing subsidiary of MBf International. On August 17, 1995, MBf International announced that it had sold all its shares of its subsidiary, MBf Health, to Perusahaam Intan Emas Sdn Bhd ("PIE") for approximately $1,250,000, subject to an option to repurchase the issued shares. In October 1995, PIE changed the name of the MBf Health plant to P.I.E. Healthcare Sdn. Bhd. ("PIE Healthcare"). In connection with the sale, an agreement had been executed between MBf Health (now known as PIE Healthcare) and AHPC calling for the purchase of product by AHPC according to a predetermined formula. AHPC will continue purchasing the majority of its powered latex examination gloves from the PIE Healthcare factory along with the PT Buana factory. The Company intends to continue to purchase non-powdered gloves from other sources. The Company does not expect the sale of MBf Health to have a significant impact on its operations.

         During 1995, the Company purchased substantially all of its inventory related to its latex condom products from MBf Personal Care, a Malaysian factory, which is a wholly owned subsidiary of MBf Capital, an affiliate of MBf International.

         In October 1994, pursuant to two debenture and warrant purchase agreements between the Company and two trusts established by George S. Mennen, the Company issued, and each trust purchased, a convertible subordinated debenture in the amount of $1,000,000 payable in seven years with interest at one and one-half percent (1.5%) over the prime rate. Each debenture is convertible into Common Stock of the Company at a conversion price of $25.00 per share. In addition, each trust received a warrant exercisable over five years to purchase 7,500 shares of Common Stock at an exercise price of $22.50 per share. For the year ended December 31, 1995, the Company incurred interest expense of approximately $200,000 on this indebtedness.

         In December 1994, the Company loaned to an affiliate, MACC Trading Limited, on a short term basis the principal amount of $1,500,000. This loan was secured by the Company's obligation to MACC Trading Limited under the party's December 30, 1993 purchase agreement for the acquisition by the Company of the Playboy condom license rights from MACC Trading Limited. This loan bore interest at the rate of four percent (4%) over prime. On May 5, 1995, the Company and MBf Holdings (the parent company of MACC Trading) entered into an agreement allowing the Company's subsidiary AHPC to offset the MACC Trading receivable along with the accrued interest thereon ($ 1,572,688) against the trade payable balance owed by AHPC to MBf Health. Therefore, the $1,500,000 receivable from MACC Trading was considered as effectively paid on May 5, 1995.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, Directors and beneficial owners of more than 10% of the Company's Common Stock to file reports of ownership and changes in their ownership of the equity securities of the Company with the Securities and Exchange Commission and the Nasdaq Stock Market. Based solely on a review of the reports and representations furnished to the Company during the last fiscal year, the Company believes that each of these persons is in compliance with all applicable filing requirements.

                             SHAREHOLDER PROPOSALS

         Shareholder proposals for the 1997 Annual Meeting of Shareholders must be received by the Company at its executive office in Itasca, Illinois, on or prior to August 6, 1997 for inclusion in the Company's proxy statement for that meeting. Any Shareholder proposal must also meet the other requirements for shareholder proposals as set forth in the rules of the U.S. Securities and Exchange Commission relating to shareholder proposals.

                             REQUESTS FOR DOCUMENTS

         Any requests for documents or other information should be directed to Robert C. Carter, Controller and Assistant Secretary at (630) 285-9191. The Company will forward such documents, via first class mail, upon receipt of a Shareholder's written request therefor.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, no business, other than that discussed above, is to be acted upon at the Meeting. If other matters not known to the Board of Directors should, however, properly come before the Meeting, the persons appointed by the signed proxy intend to vote it in accordance with their best judgment.

                                             MBf USA, INC.
                                             By Order of the Board of Directors



                                             Loi Heng Sewn
                                             Chairman

Itasca, Illinois
October 23, 1996

===============================================================================

 YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE
            EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE PROMPTLY
    MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

===============================================================================

                                                                     APPENDIX A
===============================================================================

                                  PROXY CARD

===============================================================================
                                 MBF USA, INC.

          500 PARK BOULEVARD, SUITE 1260, ITASCA, ILLINOIS 60143-2639

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Heng Sewn Loi, Edward J. Marteka and
Stephen K.H. Tan and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of Common Stock of MBf USA, Inc. (the "Company"), a Maryland corporation, held of record by the undersigned, at the Annual Meeting of Shareholders ("Meeting") to be held on December 5, 1996, or any adjournments or postponements thereof, as hereinafter specified on the matters as more specifically described in the Company's proxy statement and in their discretion on any other business that may properly come before the Meeting.

   1.  Proposal to elect two (2) Class B directors of the Company as follows:
                      Robert J. Simmons         Don L. Arnwine

       [ ]  FOR the election of the     [ ]  WITHHOLD authority with respect
              two nominees.                  to ______________________________.
                                             SHAREHOLDERS MAY WITHHOLD AUTHORITY
                                             TO VOTE FOR ANY NOMINEE BY WRITING
                                             HIS NAME ON THE LINE ABOVE.

   2. Proposal to increase the number of authorized Common Stock shares from 4 million to 10 million shares.
         [ ]    FOR           [ ]    AGAINST              [ ]   ABSTAIN

   3. Proposal to ratify the Board of Directors' selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending December 31, 1996.

         [ ]    FOR           [ ]    AGAINST              [ ]   ABSTAIN
    This proxy, when properly executed, will be voted in the manner designated herein by the undersigned shareholder. If no designation is made, the Proxy will be voted FOR each of the above Proposals.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


                                         DATED: _________________________, 1996



                                         --------------------------------------
                                                     (Signature)


                                         --------------------------------------
                                              (Signature if held jointly)

                                         Please sign as name appears hereon.
                                         When shares are held jointly, both
                                         should sign. When signing as
                                         attorney, executor, administrator
                                         trustee or guardian, please give full
                                         title as such. If a corporation,
                                         please sign in full corporate name by
                                         president or other authorized officer.
                                         If a partnership, please sign in
                                         partnership name by authorized officer.




THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR ITEMS 1, 2 AND 3.